SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

______________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):             December 1, 2010

CRAFT BREWERS ALLIANCE, INC.

(Exact Name of Registrant as Specified in Charter)

Washington	0-26542	91-1141254
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

929 North Russell Street

Portland, OR 97227-1733

 (Address of Principal Executive Offices, Zip Code)

(503) 331-7270

 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)        On December 1, 2010, the Board of Directors (the “Board”) of Craft Brewers Alliance, Inc. (the “Company”) elected Marc J. Cramer to serve as an independent director of the Company until the Company’s next annual meeting of shareholders. Mr. Cramer’s election is subject to regulatory approval from the Alcohol and Tobacco Tax and Trade Bureau and various state liquor control regulatory authorities. The Board has determined that Mr. Cramer is an independent director in accordance with the applicable rules of the Securities and Exchange Commission and Nasdaq Marketplace Rule 5605(a)(2). Mr. Cramer will also serve on the Audit, Compensation, and Nominating & Governance Committees of the Board.

Mr. Cramer was designated to serve on the board by the former shareholders of Kona Brewing Co., Inc. (“KBC”) pursuant to a right granted in the Agreement and Plan of Merger among KBC and related entities, the Company and the KBC shareholders dated July 31, 2010 (“Merger Agreement”), to designate one individual for nomination to the Company’s Board.  This right expires after five years and is subject to certain limitations and conditions.

There are no transactions in which Mr. Cramer has an interest requiring disclosure under Item 404(a) of Regulation S-K.  Mr. Cramer will receive compensation for his services on the Board in accordance with the Company’s standard compensatory arrangements for non-employee directors.

Mr. Cramer has served as the Finance Director of the Bill Healy Foundation (“Foundation”) since 2007 and also is a director of the Foundation. Prior to 2007, he was employed by Kettle Foods Holdings, Inc. (“Kettle Holdings”), a privately held all-natural food manufacturer, serving in the roles of Global Financial Director, Assistant Secretary and Treasurer beginning in 2004 and from 1999 to 2004 as President, North American Operations of Kettle Foods, Inc., a subsidiary of Kettle Holdings. Mr. Cramer also has served as a director of Sequential Pacific Biodiesel, Inc. since 2008 and previously served on the boards of KBC from 2007 to October 2010 and Kettle Foods, Inc. from 2004 to 2006.  Mr. Cramer graduated with a Bachelor of Business Administration degree from the University of Texas at Austin.

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 1, 2010, the Company’s Amended and Restated Bylaws (the “Bylaws”) were amended to increase the number of positions on the Board from seven to eight.

A copy of the amendment to the Bylaws is attached hereto as Exhibit 3.1.

Item 9.01        Financial Statements and Exhibits.

(d)   Exhibits

3.1       Amendment to Section 2.2 of the Company’s Amended and Restated Bylaws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAFT BREWERS ALLIANCE, INC.

Dated: December 2, 2010	By:	/s/ Mark D. Moreland
Mark D. Moreland
Chief Financial Officer and Treasurer